Exhibit 99.1

TPG RE Finance Trust, Inc. Reports Operating Results for the Fourth Quarter and Full Year Ended December 31, 2021

February 22, 2022

NEW YORK--(BUSINESS WIRE)--TPG RE Finance Trust, Inc. (NYSE: TRTX) (“TRTX” or the “Company”) reported its operating results for the fourth quarter and full year ended December 31, 2021.

FOURTH QUARTER 2021 ACTIVITY

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Generated GAAP net income attributable to common stockholders of $41.4 million, or $0.51 per diluted common share based on a diluted weighted average share count of 82.0 million common shares, and book value per common share on December 31, 2021 of $16.37, an increase of $0.22 over the prior quarter.

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Declared on December 13, 2021 a cash dividend of $0.24 per share of common stock and a non-recurring special cash dividend of $0.07 per share of common stock.  The full cash dividend of $0.31 was paid on January 25, 2022 to common stockholders of record as of December 29, 2021.  The Company paid on December 30, 2021, to stockholders of record as of December 20, 2021, a quarterly dividend on the Company’s 6.25% Series C Cumulative Redeemable Preferred Stock (“Series C Preferred Stock”) of $0.3906 per share.

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Originated 10 first mortgage loans with total loan commitments of $651.6 million, an aggregate initial unpaid principal balance of $564.5 million, a weighted average credit spread of 3.77%, a weighted average interest rate floor of 0.10% and a weighted average loan-to-value ratio of 72.3%.

∎	Received loan repayments of $428.1 million, including six full loan repayments totaling $420.9 million.
∎	The weighted average risk rating of the Company’s loan portfolio improved to 3.0 as of December 31, 2021, compared to 3.1 in the preceding quarter.
∎	Reduced the Company’s CECL reserve at quarter-end by $8.8 million, to $46.2 million or 85 basis points of total loan commitments, down from $55.0 million or 103 basis points as of September 30, 2021.
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Sold a 17 acre undeveloped land parcel at the southern end of the Las Vegas Strip, generating cash proceeds (net of transaction costs) of $54.4 million and a gain on sale of $15.8 million. The Company utilized a portion of its existing capital loss carryforwards to reduce its taxable income and retain the capital for reinvestment. This gain increased book value per common shares outstanding by $0.20 during the quarter.

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Ended the quarter with $321.1 million of total liquidity, comprised of cash and cash equivalents of $260.6 million, of which $245.6 million was available for investment, net of $15.0 million held to satisfy liquidity covenants under the Company’s secured credit agreements; undrawn capacity (liquidity available to the Company without the need to pledge additional collateral) under secured borrowing arrangements of $60.3 million; and $0.2 million of reinvestment capacity in the Company’s CLOs available for investment in eligible collateral. Additionally, the Company held unencumbered loan assets with an aggregate unpaid principal balance of $128.1 million as of December 31, 2021.

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Reduced loan portfolio weighted average interest rate floors to 1.10% as of December 31, 2021, down from 1.33% as of September 30, 2021.  Approximately 34% of the loan portfolio had interest rate floors less than 0.50% at December 31, 2021.

FULL YEAR 2021 ACTIVITY

∎	Generated GAAP net income attributable to common stockholders of $70.7 million, or $0.87 per diluted common share, based on a diluted weighted average share count of 81.7 million common shares.
∎	Issued 8.05 million shares of Series C Preferred Stock, generating net proceeds of $194.4 million. Declared and paid dividends on the Series C Preferred Stock of $6.9 million, or $0.85 per share.

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Redeemed 9.0 million shares of 11.0% Series B Cumulative Redeemable Preferred Stock (“Series B Preferred Stock”) at an aggregate redemption price of $247.5 million, including a $225.0 million par redemption price and a $22.5 million make-whole payment. Declared and paid dividends on the Series B Cumulative Redeemable Preferred Stock of $12.3 million, or $1.37 per share.

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Declared dividends on the Company’s common stock of $73.8 million, or $0.95 per common share, representing a 7.7% annualized dividend yield based on the December 31, 2021 closing share price of $12.32. Dividends declared included a special dividend of $0.07 per common share.

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Originated 27 first mortgage loans with total loan commitment amounts of $1.9 billion, an aggregate initial unpaid principal balance of $1.6 billion, a weighted average credit spread of 3.58%, a weighted average interest rate floor of 0.16% and a weighted average loan-to-value ratio of 70.3%.

∎	Received loan repayments totaling $1.2 billion, including full repayments on 13 loans.
∎	Sold, in separate transactions, two performing hotel loans totaling $148.0 million. The sales prices were 98.0% and 100.0% of par, producing a weighted average sales price of 99.2%.
∎	Closed TRTX 2021-FL4, a $1.25 billion managed CRE CLO with an advance rate of 83.0% and a weighted average interest rate at issuance of LIBOR plus 1.60%, before transaction costs.
∎	As of December 31, 2021, the Company’s non-mark-to-market financing arrangements represented 70.4% of its total loan portfolio borrowings compared to 63.5% as of December 31, 2020.
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The Company’s CECL reserve was $46.2 million as of December 31, 2021, compared to $62.8 million as of December 31, 2020, resulting in a credit loss benefit during the current year of $16.6 million, or $0.22 per common share.

SUBSEQUENT EVENTS

∎	Closed or are in the process of closing nine first mortgage loans with a total commitment amount of $543.8 million and initial fundings of $485.2 million.

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Closed on February 16, 2022, TRTX 2022-FL5, a $1.075 billion managed CRE CLO with $907.0 million of investment grade bonds outstanding, a two-year reinvestment period, an advance rate of 84.4%, and a weighted average interest rate at issuance of Compounded SOFR plus 2.02%, before transaction costs.

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Redeemed on February 17, 2022, TRTX 2018-FL2, which at its redemption had $600.0 million of investment-grade bonds outstanding. The 17 loans or participation interests therein with an aggregate unpaid principal balance of $805.7 million held by TRTX 2018-FL2 were refinanced in part by the issuance of TRTX 2022-FL5 and in part with the expansion of an existing secured credit agreement.

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Closed on February 22, 2022, a $250.0 million, secured revolving credit facility with a syndicate of 5 banks to provide short-term funding of up to 180 days for newly-originated loans and existing loans. The credit facility has a 3-year term and an interest rate of an ARRC-compliant benchmark plus 2.00%.

Matt Coleman, President of TRTX, said: “TRTX had a great 2021 across all dimensions - originations, portfolio performance, earnings, and debt and equity capital markets.  These notable achievements, combined with our strong liquidity position, the power of the TPG platform, and the imminent joining of Doug Bouquard as TRTX’s new CEO, position the company well for a strong 2022.”

The Company issued a supplemental presentation detailing its fourth quarter and full year 2021 operating results, which can be viewed at http://investors.tpgrefinance.com/.

CONFERENCE CALL AND WEBCAST INFORMATION

The Company will host a conference call and webcast to review its financial results with investors and other interested parties at 10:00 a.m. ET on Wednesday, February 23, 2022. To participate in the conference call, callers from the United States and Canada should dial +1 (877) 407-9716, and international callers should dial +1 (201) 493-6779, ten minutes prior to the scheduled call time. The webcast may also be accessed live by visiting the Company’s investor relations website at http://investors.tpgrefinance.com/event.

REPLAY INFORMATION

A replay of the conference call will be available after 1:00 p.m. ET on Wednesday, February 23, 2022 through 11:59 p.m. ET on Wednesday, March 9, 2022. To access the replay, listeners may use +1 (844) 512-2921 (domestic) or +1 (412) 317-6671 (international). The passcode for the replay is 13727123. The replay will be available on the Company’s website for one year after the call date.

ABOUT TRTX

TPG RE Finance Trust, Inc. is a commercial real estate finance company that originates, acquires, and manages primarily first mortgage loans secured by institutional properties located in primary and select secondary markets in the United States. The Company is externally managed by TPG RE Finance Trust Management, L.P., a part of TPG Real Estate, which is the real estate investment platform of global alternative asset firm TPG. For more information regarding TRTX, visit https://www.tpgrefinance.com/.

FORWARD-LOOKING STATEMENTS

The information contained in this earnings release contains “forward‐looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward‐looking statements are subject to various risks and uncertainties, including, without limitation, statements relating to the performance of the investments of TPG RE Finance Trust, Inc. (the “Company” or “TRTX”); the ultimate geographic spread, severity and duration of pandemics such as coronavirus (“COVID-19”) and its variants, actions that may be taken by governmental authorities to contain or address the impact of such pandemics, and the potential negative impacts of such pandemics on the global economy and the Company's financial condition and results of operations; the Company's ability to originate loans that are in the pipeline and under evaluation by the Company; financing needs and arrangements; and the risks, uncertainties and factors set forth under the heading “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2021, as such risk factors may be updated from time to time in the Company’s periodic filings with the Securities and Exchange Commission (the “SEC”), which are accessible on the SEC’s website at www.sec.gov. Forward‐looking statements are generally identifiable by use of forward‐looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “endeavor,” “seek,” “anticipate,” “estimate,” “believe,” “could,” “project,” “predict,” “continue” or other similar words or expressions. Forward‐looking statements are based on certain assumptions, discuss future expectations, describe existing or future plans and strategies, contain projections of results of operations, liquidity and/or financial condition or state other forward‐looking information. Statements, among others, relating to the continuing impact of COVID-19 and its variants on the Company’s business, financial condition and results of operations and the Company’s ability to generate future growth and deliver returns are forward-looking statements, and the Company cannot assure you that TRTX will achieve such results. The ability of TRTX to predict future events or conditions or their impact or the actual effect of existing or future plans or strategies is inherently uncertain. Although the Company believes that such forward‐looking statements are based on reasonable assumptions, actual results and performance in the future could differ materially from those set forth in or implied by such forward‐looking statements. You are cautioned not to place undue reliance on these forward‐looking statements, which reflect the Company’s views only as of the date of this earnings release. Except as required by law, neither the Company nor any other person assumes responsibility for the accuracy and completeness of the forward‐looking statements appearing in this earnings release. The Company does not undertake any obligation to update any forward-looking statements contained in this earnings release as a result of new information, future events or otherwise. Past performance is not indicative nor a guarantee of future returns. Yield data are shown for illustrative purposes only and have limitations when used for comparison or for other purposes due to, among other matters, volatility, credit or other factors.

INVESTOR RELATIONS CONTACT

+1 (212) 405-8500

IR@tpgrefinance.com

MEDIA CONTACT

TPG RE Finance Trust, Inc.

Courtney Power

+1 (415) 743-1550

media@tpg.com

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